Exhibit 99.1

FOR IMMEDIATE RELEASE

CSI Compressco LP Prices Private Offering of $350 Million in Aggregate Principal Amount of Senior Secured First Lien Notes due 2025

The Woodlands, Texas, March 8, 2018 – CSI Compressco LP (“CSI Compressco” or the “Partnership”) (NASDAQ: CCLP) announced today that it and its wholly owned subsidiary CSI Compressco Finance Inc. have priced their previously announced private offering of $350 million in aggregate principal amount of senior secured first lien notes due 2025 at par and with a coupon of 7.500% per annum. CSI Compressco expects the offering of the notes to close on March 22, 2018, subject to the satisfaction of customary closing conditions.

The Partnership estimates that it will receive net proceeds of approximately $344.25 million, after deducting estimated expenses. The net proceeds from the offering will be used to repay all of the Partnership’s outstanding borrowings under its existing revolving credit facility and terminate that facility and for general partnership purposes, including the expansion of its compression fleet.

The notes are being offered and sold to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons, other than U.S. persons, outside of the United States pursuant to Regulation S under the Securities Act. The offer and sale of the notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The notes will not be listed on any securities exchange or automated quotation system.

This press release does not constitute an offer to sell or a solicitation of an offer to purchase the notes or any other securities, and does not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. The offering may be made only by means of an offering memorandum.

Forward-Looking Statements

This press release includes certain statements that are deemed to be forward-looking statements, including those related to the Partnership’s potential securities offering. Generally, the use of words such as “may,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets,” or similar expressions that convey the uncertainty of future events, activities, expectations, or outcomes identify forward-looking statements. These forward-looking statements include statements concerning expected results of operations for 2018, anticipated activities by our customers, financial guidance, estimated distributable cash, estimated earnings, earnings per unit, and statements regarding CSI Compressco’s beliefs, expectations, plans, goals, future events, and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by CSI Compressco in light of its experience and its perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of CSI Compressco. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the offering memorandum and in CSI Compressco’s Annual Report on Form 10-K for the year ended December 31, 2017, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the U.S. Securities and Exchange Commission. CSI Compressco undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.

Source CSI Compressco LP

For further information:
CSI Compressco LP, The Woodlands, Texas
Elijio V. Serrano, Chief Financial Officer
Phone: (281) 364-5029